UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2013

Regal Entertainment Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On April 19, 2013 (the “Second Amendment Date”), Regal Cinemas Corporation (“Regal Cinemas”), a wholly owned subsidiary of Regal Entertainment Group (“REG”), REG, Regal Entertainment Holdings, Inc. and the other affiliates of Regal Cinemas party thereto, as guarantors, entered into an amendment (the “Second Amendment”) to the Sixth Amended and Restated Credit Agreement, dated May 19, 2010, as amended (the “Credit Agreement”), with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the lenders party thereto.  The Credit Agreement provides, among other things, for senior secured credit facilities consisting of term loans with an original principal balance of $1,006  million (the “Term Facility”) and a revolving credit facility (the “Revolving Facility”) of up to $85  million (the “Revolving Commitment”). The Second Amendment amends the Credit Agreement by reducing the interest rate on the Term Facility by 0.50%.  Specifically, the Second Amendment provides that, depending on the consolidated leverage ratio of Regal Cinemas and its subsidiaries, the applicable margin under the Term Facility for base rate loans will be either 1.50% or 1.75% and the applicable margin under the Term Facility for LIBOR rate loans will be either 2.50% or 2.75%.  Among other things, the Second Amendment also amends the Credit Agreement (i) by deleting the interest coverage ratio test and providing that the remaining financial covenants will only be tested if the outstanding amount of the revolving loans and letters of credit (including unreimbursed drawings) under the Revolving Facility equals or exceeds 25% of the Revolving Commitment, (ii) by providing for a 1% prepayment premium applicable in the event that Regal Cinemas enters into a refinancing or amendment of the Term Facility on or prior to the first anniversary of the Second Amendment Date that, in either case, has the effect of reducing the interest rate on the Term Facility, (iii) to permit the release of REG from its guarantee of the obligations under the Credit Agreement in the event that it does not guarantee any other debt of Regal Cinemas or its subsidiaries, and (iv) by eliminating the mortgage requirement for fee-owned real properties that are acquired by Regal Cinemas or its subsidiaries after the Second Amendment Date.

Except as amended by the Second Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

The Second Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Second Amendment is qualified in its entirety by reference to such Exhibit to this Current Report on Form 8-K.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment in Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit Description
4.1

Second Amendment to the Sixth Amended and Restated Credit Agreement, dated April 19, 2013, among Regal Cinemas Corporation, Regal Entertainment Group, Regal Entertainment Holdings, Inc., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: April 25, 2013	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
4.1

Second Amendment to the Sixth Amended and Restated Credit Agreement, dated April 19, 2013, among Regal Cinemas Corporation, Regal Entertainment Group, Regal Entertainment Holdings, Inc., the guarantors party thereto, Credit Suisse AG, Cayman Islands Branch and the lenders party thereto